AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              CARDIOPULMONARY CORP.
                               -------------------


     CARDIOPULMONARY CORP., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation (hereinafter called the "corporation") is CARDIOPULMONARY CORP. The date of filing of its original Certificate of Incorporation with the Secretary of State was March 4, 1988.

     2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by: (i) amending Article FOURTH to authorize 1,000,000 shares of preferred stock; (ii) deleting Article FIFTH; (iii) renumbering Articles SIXTH through ELEVENTH; (iv) amending renumbered Article SEVENTH to eliminate stockholder action by written consent without a meeting; and (iii) amending renumbered Article NINTH to clarify that amendments to the indemnification provision therein shall be prospective only.

     3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

         FIRST:   The name of the corporation (hereinafter called the
     "corporation") is CARDIOPULMONARY CORP.

         SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

         THIRD:   The purpose of the corporation is to engage in any
     lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: A description of each class of stock of the corporation and the voting rights, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof is as follows:

         Section 1.  CAPITAL STOCK.

         1.1. GENERAL. The corporation shall have two classes of capital stock ("Capital Stock"): Common Stock, $.01 par value ("Common Stock"), and Preferred Stock, $.01 par value ("Preferred Stock"). The total authorized number of shares of each class of Capital Stock is 10,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. Unless specifically otherwise provided in this Article, all shares of Capital Stock shall be identical and shall entitle the holders thereof to the same powers, rights and privileges.

          1.2. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the corporation is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, to determine or alter the rights, preferences, powers, privileges and the restrictions, qualifications and limitations granted to or imposed upon any wholly unissued series and the designation thereof; and to increase or decrease the number of shares constituting any such series; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. The shares then constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         1.3. COMMON STOCK. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of Common Stock shall exclusively possess all voting power, and each share of Common Stock shall have one vote."

         FIFTH:   The corporation is to have perpetual existence.

         SIXTH:   Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under ss. 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under ss. 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         SEVENTH:   For the management of the business and for the conduct of
     the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

         1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies.

              No election of directors need be by written ballot.

         2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of ss. 109 of the General Corporation Law of the State of Delaware, and after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection
     (d) of ss. 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

         3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of ss. 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

         4. No action required by the General Corporation Law of the State of Delaware at any annual or special meeting of the stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken by written consent without a meeting.

         EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subjection (b) of ss. 102 of the General Corporation law of the State of Delaware, as the same may be amended and supplemented.

         NINTH: The corporation shall, to the fullest extent permitted by ss. 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any amendment to the indemnification provision of this Article NINTH shall be prospective only, to the extent it reduces the protection set forth herein.

         TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

     4. This Restated Certificate of Incorporation was duly adopted by written consent of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and written notice of the adoption of this Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

     IN WITNESS WHEREOF, Cardiopulmonary Corp. has caused this Certificate to be signed by James W. Biondi, M.D., President of the corporation, this ____ day of _________ 1996.

                                            CARDIOPULMONARY CORP.


                                            ------------------------------------
                                            James W. Biondi, M.D.

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